Filed pursuant to Rule 424(b)(2)

Registration No. 333-219088

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)(4)
Common Stock	23,000,000 Shares	$67.85	$1,560,550,000	$194,288.48

(1)	Includes 3,000,000 shares that may be purchased by the underwriters pursuant to their option to purchase additional shares.
(2)	Publicly communicated offering price.
(3)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(4)	This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement of Form S-3 (File No. 333-219088) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 30, 2017)

20,000,000 Shares

Common Stock

We expect to enter into separate forward sale agreements with each of Goldman Sachs & Co. LLC and Credit Suisse Capital LLC or their respective affiliates, which we refer to as the forward purchasers. In connection with these forward sale agreements, the forward purchasers or their affiliates, whom we refer to in such capacity as the forward sellers, at our request, have agreed to borrow from third parties and sell to the underwriters an aggregate of 20,000,000 shares of our common stock in connection with the forward sale agreements between us and the forward purchasers. If a forward purchaser determines, in its commercially reasonable judgment, that it or its affiliated forward seller is unable to borrow, or that such forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date such amount of shares of our common stock or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

We will not initially receive any proceeds from the sale of the shares of our common stock offered hereby, except in certain circumstances described in this prospectus supplement, including the last sentence of the previous paragraph. We will receive proceeds, subject to certain adjustments, from the sale of those shares of our common stock covered by the forward sale agreements only upon one or more future physical settlements of a forward sale agreement, which we expect to occur on or prior to December 31, 2018. If we elect to cash settle all or a portion of a forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election, and we may either receive a cash payment from, or owe a cash payment to, the relevant forward purchaser. If we elect to net share settle a forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election, and we may either receive shares of our common stock from, or owe shares of our common stock to, the relevant forward purchaser. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

Our common stock is listed and trades on the New York Stock Exchange (the NYSE) under the symbol “D.” On March 27, 2018, the closing price of our common stock on the NYSE was $69.22 per share.

The underwriters have agreed to purchase shares of our common stock from the forward sellers at a price of $67.3258 per share. We expect to receive estimated net proceeds from the sale of shares of our common stock, before expenses, of $1,346,516,000 ($1,548,493,400 if the underwriters’ option to purchase additional shares of our common stock is exercised in full, as described in detail below) upon full physical settlement of all of the forward sale agreements, which we expect to occur on or prior to December 31, 2018. For the purpose of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $67.3258 per share. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock to the forward purchasers in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under each forward sale agreement. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

The underwriters may offer shares of our common stock in transactions on the NYSE, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 3,000,000 shares of our common stock at a price of $67.3258 per share. If such option is exercised, we will enter into additional forward sale agreements with each of the forward purchasers in respect of the number of shares that are subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreements” as used in this prospectus supplement includes any additional forward sale agreements that we may enter into with a forward seller in connection with the exercise, by the underwriters, of their option to purchase additional shares. In the event that we enter into additional forward sale agreements, if a forward purchaser determines, in its commercially reasonable judgment, that it or its affiliated forward seller is unable to borrow, or that such forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option, such amount of shares of our common stock with respect to which such option has been exercised, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters are offering the shares of our common stock as set forth under “Underwriting (Conflicts of Interest).” The underwriters expect that the shares of our common stock will be ready for delivery on or about April 2, 2018.

Joint Book-Running Managers

Goldman Sachs & Co. LLC		Credit Suisse

Barclays	Citigroup	J.P. Morgan

The date of this prospectus supplement is March 27, 2018.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this common stock offering and certain other matters relating to us and our financial condition. The second part, the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the common stock we are offering pursuant to this prospectus supplement. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent the description of the common stock in the prospectus supplement differs from the description of common stock in the accompanying base prospectus, you should only rely on the information in the prospectus supplement.

You should rely only on the information contained in this document or to which this document refers you, or in other offering materials filed by us with the Securities and Exchange Commission (SEC). We have not authorized anyone, and the underwriters have not authorized anyone, to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information. This document may only be used where it is legal to sell these securities. The information which appears in this document and which is incorporated by reference in this document may only be accurate as of the date of this prospectus supplement or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

Notice to Prospective Investors in the United Kingdom

The communication of this prospectus supplement and any other document or materials relating to the issue of the shares of our common stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the FSMA). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Financial Promotion Order)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the shares of our common stock offered hereby are only available to, and any investment or investment activity to which this prospectus supplement relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive (as defined below). This prospectus supplement has been prepared on the basis that any offer of the shares of our common stock in any Member State of the European Economic Area (the EEA) which has implemented the Prospectus Directive (each, a Relevant Member State) will only be made to a legal entity which is a qualified investor under the Prospectus Directive (Qualified Investors). Accordingly, any person making or intending to make an offer in that Relevant Member State of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for Dominion Energy or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither Dominion Energy nor the underwriters have authorized, nor do they authorize, the making of any offer of shares of our common stock in circumstances in which an obligation arises for Dominion Energy or the underwriters to publish a prospectus for such offer. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 001-08489. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update or supersede this information. We make some of our filings with the SEC on a combined basis with two of our subsidiaries, Virginia Electric and Power Company (Virginia Power) and Dominion Energy Gas Holdings, LLC (Dominion Energy Gas). Our combined filings with the SEC represent separate filings by each of Virginia Power, Dominion Energy Gas and us. We incorporate by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), except those portions of filings that relate to Virginia Power or Dominion Energy Gas as a separate registrant, until such time as all of the securities covered by this prospectus supplement have been sold or this offering is otherwise terminated:

•	Annual Report on Form 10-K for the year ended December 31, 2017;

•

Current Reports on Form 8-K filed January 4, 2018, January 5, 2018, January 31, 2018, February 1, 2018, February 14, 2018, February 15, 2018, February 27, 2018, March 1, 2018, March 26, 2018 and March 27, 2018; and

•	the description of our common stock contained in Amendment No. 2 to our Current Report on Form 8-K, filed August 8, 2016.

FORWARD-LOOKING INFORMATION

We have included certain information in this prospectus supplement or other offering materials which is “forward-looking information” as defined by the Private Securities Litigation Reform Act of 1995. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed in this prospectus. This information, by its nature, involves estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statement.

Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control. We have identified a number of these factors in our annual and quarterly reports as described under the heading “Risk Factors” and we refer you to that discussion for further information. These factors include but are not limited to:

•	Unusual weather conditions and their effect on energy sales to customers and energy commodity prices;

•

Extreme weather events and other natural disasters, including, but not limited to, hurricanes, high winds, severe storms, earthquakes, flooding and changes in water temperatures and availability that can cause outages and property damage to facilities;

•

Federal, state and local legislative and regulatory developments, including changes in federal and state tax laws and regulations, including provisions of the 2017 Tax Cut and Jobs Act that take effect beginning in 2018;

•

Changes to federal, state and local environmental laws and regulations, including those related to climate change, the tightening of emission or discharge limits for greenhouse gases and other substances, more extensive permitting requirements and the regulation of additional substances;

•	Cost of environmental compliance, including those costs related to climate change;

•	Changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities;

•	Difficulty in anticipating mitigation requirements associated with environmental and other regulatory approvals or related appeals;

•

Risks associated with the operation of nuclear facilities, including costs associated with the disposal of spent nuclear fuel, decommissioning, plant maintenance and changes in existing regulations governing such facilities;

•	Unplanned outages at facilities in which we have an ownership interest;

•	Fluctuations in energy-related commodity prices and the effect these could have on our earnings and our liquidity position and the underlying value of our assets;

•	Counterparty credit and performance risk;

•	Global capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms;

•	Risks associated with Virginia Power’s membership and participation in PJM Interconnection, L.L.C., including risks related to obligations created by the default of other participants;

•	Fluctuations in the value of investments held in nuclear decommissioning trusts and in benefit plan trusts by us;

•	Fluctuations in interest rates or foreign currency exchange rates;

•	Changes in rating agency requirements or credit ratings and their effect on availability and cost of capital;

•	Changes in financial or regulatory accounting principles or policies imposed by governing bodies;

•	Employee workforce factors including collective bargaining agreements and labor negotiations with union employees;

•	Risks of operating businesses in regulated industries that are subject to changing regulatory structures;

•

Impacts of acquisitions, divestitures, transfers of assets to joint ventures or Dominion Energy Midstream Partners, LP (Dominion Energy Midstream), and retirements of assets based on asset portfolio reviews;

•

The expected timing and likelihood of completion of the proposed acquisition of SCANA Corporation (SCANA), including the ability to obtain the requisite approvals of SCANA’s shareholders and the terms and condition of any regulatory approvals;

•	Receipt of approvals for, and timing of, closing dates for other acquisitions and divestitures;

•	The timing and execution of Dominion Energy Midstream’s growth strategy;

•

Changes in rules for regional transmission organizations and independent system operators in which we participate, including changes in rate designs, changes in the Federal Energy Regulatory Commission’s (FERC) interpretation of market rules and new and evolving capacity models;

•	Political and economic conditions, including inflation and deflation;

•	Domestic terrorism and other threats to our physical and intangible assets, as well as threats to cybersecurity;

•	Changes in demand for our services, including industrial, commercial and residential growth or decline in our service areas, changes in supplies of natural gas delivered to our pipeline and processing systems, failure to maintain or replace customer contracts on favorable terms, changes in customer growth or usage patterns, including as a result of energy conservation programs, the availability of energy efficient devices and the use of distributed generation methods;

•

Additional competition in industries in which we operate, including in electric markets in which our merchant generation facilities operate and potential competition from the development and deployment of alternative energy sources, such as self-generation and distributed generation technologies, and availability of market alternatives to large commercial and industrial customers;

•	Competition in the development, construction and ownership of certain electric transmission facilities in Virginia Power’s service territory in connection with FERC Order 1000;

•	Changes in technology, particularly with respect to new, developing or alternative sources of generation and smart grid technologies;

•	Changes to regulated electric rates and regulated gas distribution, transportation and storage rates, including liquefied natural gas storage, collected by us;

•	Changes in operating, maintenance and construction costs;

•	Timing and receipt of regulatory approvals necessary for planned construction or growth projects and compliance with conditions associated with such regulatory approvals;

•

The inability to complete planned construction, conversion or growth projects at all, or with the outcomes or within the terms and time frames initially anticipated, including as a result of increased public involvement or intervention in such projects;

•	Adverse outcomes in litigation matters or regulatory proceedings; and

•

The impact of operational hazards, including adverse developments with respect to pipeline and plant safety or integrity, equipment loss, malfunction or failure, operator error, and other catastrophic events.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

PROSPECTUS SUPPLEMENT SUMMARY

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, the words “Dominion Energy,” “Company,” “we,” “our” and “us” refer to Dominion Energy, Inc., a Virginia corporation, and its subsidiaries and predecessors.

The following summary contains basic information about this offering. It may not contain all the information that is important to you. The DESCRIPTION OF CAPITAL STOCK and VIRGINIA STOCK CORPORATION ACT AND THE ARTICLES AND THE BYLAWS sections of the accompanying base prospectus contain more detailed information regarding our common stock. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus. Investing in our common stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

DOMINION ENERGY

Dominion Energy, headquartered in Richmond, Virginia and incorporated in Virginia in 1983, is one of the nation’s largest producers and transporters of energy, with a portfolio of approximately 26,000 megawatts of electric generation, 6,600 miles of electric transmission lines, 57,900 miles of electric distribution lines, 14,800 miles of natural gas transmission, gathering and storage pipelines and 51,800 miles of gas distribution pipeline, exclusive of service lines. We operate one of the largest underground natural gas storage systems in the U.S. with approximately 1 trillion cubic feet of capacity and serve nearly 6 million utility and retail energy customers.

We are focused on expanding our investment in regulated and long-term contracted electric generation, transmission and distribution and regulated natural gas transmission and distribution infrastructure. Our nonregulated operations include merchant generation, energy marketing and price risk management activities and natural gas retail energy marketing operations. Our operations are conducted through various subsidiaries, including (i) Virginia Power, a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and northeastern North Carolina, (ii) Dominion Energy Gas, a holding company for the majority of our regulated natural gas businesses, which conducts business activities through a regulated interstate natural gas transmission pipeline and underground storage system, a local, regulated natural gas transportation and distribution network and natural gas gathering and processing facilities, and (iii) Dominion Energy Questar Corporation, a holding company for our primarily regulated natural gas businesses, including retail natural gas distribution in Utah, Wyoming and Idaho and related natural gas development and production. We also own the general partner, 50.5% of the common and subordinated units and 37.5% of the convertible preferred interests in Dominion Energy Midstream Partners, LP, which was formed by us to own and grow a portfolio of natural gas terminaling, processing, storage, transportation and related assets.

Our address and telephone number are: 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

Proposed Acquisition of SCANA

In January 2018, we entered into a merger agreement with SCANA providing for SCANA to become a wholly-owned subsidiary of Dominion Energy. Under the terms of the agreement, we have agreed to issue 0.6690 shares of our common stock for each share of SCANA common stock upon closing. Subject to receipt of SCANA shareholder approval and any required regulatory approvals and meeting closing conditions, we target closing by the end of 2018.

THE OFFERING

Issuer	Dominion Energy, Inc.

Shares of Common Stock Offered by the Forward Sellers(1)	20,000,000 shares of our common stock (3,000,000 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full).

Shares of Common Stock to be Outstanding Immediately After the Offering(2)	652,461,438 shares of our common stock.

Shares of Common Stock to be Outstanding After Settlement of the Forward Sale Agreements Assuming Full Physical Settlement(2)	672,461,438 shares of our common stock (675,461,438 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full).

Use of Proceeds(3)	We expect that the net proceeds from this offering will be approximately $1.35 billion (assuming no exercise of the underwriters’ option to purchase additional shares), after deducting our estimated offering expenses, subject to certain adjustments pursuant to the forward sale agreements, only upon full physical settlement of all of the forward sale agreements, which we expect to occur on or prior to December 31, 2018.

We will not initially receive any proceeds from the sale of the shares of our common stock offered in this offering unless, pursuant to the terms contained in the underwriting agreement described herein, we issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward sellers do not borrow and deliver. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements.” We intend to use any net proceeds we receive from any such sales in the manner described below.

We intend to use the net proceeds, if any, from the settlement of the forward sale agreements for general corporate purposes, including the reduction of Dominion Energy-level short- and long-term debt and support for Dominion Energy’s regulated growth capital investments. See “Use of Proceeds.”

Listing	Our common stock is listed on the NYSE under the symbol “D.”

Risk Factors	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

Conflicts of Interest	All of the proceeds of this offering (excluding proceeds, if any, paid to us with respect to any shares of our common stock that we may issue and sell directly to the underwriters in lieu of the forward sellers selling shares of our common stock to the underwriters) will be paid to the forward purchasers. Because each of Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC (or affiliates thereof) will receive more than 5% of the net proceeds of this offering, each of Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC is deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA). Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121). See “Use of Proceeds” and “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

(1)	The forward sellers have advised us that they intend to acquire shares of our common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreements until final settlement of the forward sale agreements, which we expect to occur on or prior to December 31, 2018. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreements. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

(2)	The number of shares of our common stock to be outstanding after this offering is based on 652,461,438 shares of our common stock outstanding as of March 26, 2018, and excludes any additional shares of our common stock we may issue from and after March 26, 2018 through final settlement of the forward sale agreements. We provide these numbers assuming no event occurs that would require us to issue and sell shares of our common stock to the underwriters in lieu of the forward sellers selling shares of our common stock to the underwriters. If such an event occurs, then (a) the number of shares of our common stock to be outstanding immediately after the offering would be increased by such number of shares and (b) the number of shares of our common stock issuable pursuant to physical settlement of a forward sale agreement would be reduced by such number of shares.

(3)	Calculated as of March 27, 2018 (assuming that the forward sale agreements are fully physically settled based on the initial forward sale price of $67.3258 per share by the delivery of 20,000,000 shares of our common stock and that the underwriters have not exercised their option to purchase additional shares). The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

RISK FACTORS

Investing in our common stock involves risks. Some of these risks relate to our business and some relate to this offering. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussion of risks that we have incorporated by reference herein and set forth below before deciding whether an investment in our common stock is suitable for you.

Risks Relating to Our Business

Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this prospectus supplement, as well as in other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. See “Where You Can Find More Information” on page S-4.

Risks Relating to this Offering

Settlement provisions contained in the forward sale agreements subject us to certain risks. Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under the forward sale agreement that such forward purchaser determines is affected by such event) and require us to settle on a date specified by such forward purchaser if:

•

such forward purchaser is unable, after using commercially reasonable efforts, to borrow (or maintain a borrowing of) sufficient shares of our common stock to hedge its position under its forward sale agreement at a rate equal to or less than an agreed maximum stock loan rate;

•	certain ownership thresholds applicable to such forward purchaser are exceeded;

•	we declare a dividend or distribution on shares of our common stock that constitutes an extraordinary dividend (as defined in such forward sale agreement);

•

there occurs a public announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law (in each case, as determined pursuant to the terms of such forward sale agreement); or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into such forward sale agreement, certain bankruptcy events (excluding certain insolvency filings by us or an appropriate authority or consented to by us) or a market disruption event during a specified period that lasts for more than eight scheduled trading days (in each case, as determined pursuant to the terms of such forward sale agreement).

Each forward purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of such forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share.

We expect that each forward sale agreement will settle on or prior to December 31, 2018, but either or both may be settled earlier in whole or in part at our option, subject to the satisfaction of certain conditions. Each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement, subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of a forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement, will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect that each forward purchaser (or its affiliate) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with the sales of shares of our common stock. In addition, the purchase of shares of our common stock in connection with such forward purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of shares of our common stock over such time, thereby increasing the amount of cash we would owe to such forward purchaser (or decreasing the amount of cash that such forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock that we would be obligated to deliver to such forward purchaser (or decreasing the number of shares of our common stock such forward purchaser would be obligated to deliver to us) upon a net share settlement of the relevant forward sale agreement.

The forward sale price we expect to receive upon physical settlement of each forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread, and will be decreased on certain dates by amounts related to expected dividends on shares of our common stock during the term of each forward sale agreement. If the federal funds rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day. If the market value of shares of our common stock during the unwind period under the forward sale agreements is above the forward sale price, in the case of cash settlement, we would pay each forward purchaser under its forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment. If the market value of shares of our common stock during the unwind period under the forward sale agreements is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by each forward purchaser under its forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of shares of our common stock having a value equal to the difference. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for information on the forward sale agreements.

In certain bankruptcy or insolvency events, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the forward sales of our common stock. If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority present a petition for our winding up or liquidation or we consent to such a petition, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent there are any shares of our common stock with respect to which the forward sale agreements have not been settled at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.

USE OF PROCEEDS

We expect that the net proceeds from this offering will be approximately $1.35 billion (or approximately $1.55 billion if the underwriters’ option to purchase additional shares is exercised in full), after deducting our estimated offering expenses, subject to certain adjustments pursuant to the forward sale agreements, only upon full physical settlement of the forward sale agreements, which we expect to occur on or prior to December 31, 2018. For the purpose of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $67.3258 per share.

We will not initially receive any proceeds from the sale of the shares of our common stock offered in this offering unless, pursuant to the terms contained in the underwriting agreement described herein, we issue and sell directly to the underwriters a number of our shares of common stock equal to the number of shares of our common stock that the forward sellers do not borrow and deliver. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements.” We intend to use any net proceeds we receive from any such sales in the manner described below.

If we elect to cash settle all or a portion of a forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election and we may either receive a cash payment from, or owe a cash payment to, the relevant forward purchaser. If we elect to net share settle all or a portion of a forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election, and we may either receive shares of our common stock from, or owe shares of our common stock to, the relevant forward purchaser.

We intend to use the net proceeds, if any, from the settlement of the forward sale agreements for general corporate purposes, including the reduction of Dominion Energy-level short- and long-term debt and support for Dominion Energy’s regulated growth capital investments.

COMMON STOCK PRICE RANGE AND DIVIDENDS

Our common stock is listed on the NYSE under the symbol “D.” The following table sets forth the high and low intra-day sales prices per share of our common stock and the cash dividends declared per share for the periods indicated.

	High	Low	Cash dividends declared
2016
First Quarter	$75.18	$66.25	$0.700
Second Quarter	77.93	68.71	0.700
Third Quarter	78.97	72.49	0.700
Fourth Quarter	77.32	69.51	0.700
2017
First Quarter	$79.36	$70.87	$0.755
Second Quarter	81.65	76.17	0.755
Third Quarter	80.67	75.40	0.755
Fourth Quarter	85.30	75.75	0.770
2018
First Quarter (through March 27, 2018)	$81.67	$67.17	$0.835

On March 27, 2018, the last reported sale price of our common stock on the NYSE was $69.22 per share.

Dividends on our common stock are paid as declared by our board of directors. Dividends are typically paid on the 20th of March, June, September and December of each year.

As of March 26, 2018, we had 652,461,438 shares of our common stock outstanding, and there were 122,772 holders of record of our common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion summarizes certain U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of shares of our common stock, and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to shares of our common stock that are held as capital assets, within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the Code), and that are purchased in the initial offering at the initial offering price by Non-U.S. Holders (as defined below). This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, traders or dealers in securities or commodities, persons holding shares of our common stock as part of a hedge or other integrated transaction, shareholders that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, persons that hold in excess of 5% of our common stock, “controlled foreign corporations,” “passive foreign investment companies”, real estate investment trusts and regulated investment companies, governmental organizations, and accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements or certain former citizens or residents of the United States. This discussion does not address any U.S. federal income tax consequences for U.S. taxpayers who purchase shares of our common stock. Persons considering the purchase of shares of our common stock are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local laws.

We have not and will not seek any rulings or opinions from the Internal Revenue Service (the IRS) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of shares of our common stock or that any such position would not be sustained.

Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is an individual, corporation (or entity treated as a corporation), estate or trust and, for U.S. federal income tax purposes, is not (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.

If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of our common stock should consult their tax advisor as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of such shares of our common stock applicable to them.

Distributions

In general, a distribution that we make to a Non-U.S. Holder with respect to shares of our common stock will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits as determined under the Code. To the extent the amount of a distribution exceeds our current and accumulated earnings and profits, such excess will constitute a return of capital and will first reduce the non-U.S. Holder’s adjusted tax basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock (see “—Sale or Other Taxable Disposition of Our Common Stock” below). Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (unless such dividend is eligible for a reduced rate under an applicable income tax treaty). In order to obtain a reduced rate of withholding, a Non-U.S. Holder is generally required to provide to the applicable withholding agent an IRS Form W-8BEN, IRS Form W-8BEN-E (or a suitable substitute form) properly certifying such Non-U.S. Holder’s eligibility for the reduced rate. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced withholding rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the timing and manner of claiming the benefits.

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, are taxed on a net-income basis at the regular graduated rates and in the manner applicable to U.S. persons. The Non-U.S. Holder is generally required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of shares of our common stock, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied, or (iii) our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (a USRPHC), for U.S. federal income tax purposes.

In the case described in (i) above, gain or loss recognized on the disposition of shares of our common stock generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax (or a lower applicable treaty rate) on any capital gain recognized on the disposition of shares of our common stock (after being offset by certain U.S.-source capital losses). In the case described in (iii) above, we have not determined whether we are a USRPHC; however, even if we are a USRPHC, so long as shares of our common stock continues to be regularly traded on an established securities market in the United States, within the meaning of applicable Treasury regulations, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of shares of our common stock if the Non-U.S. Holder has not held more than 5% (actually or constructively) of our total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition, or such Non-U.S. Holder’s holding period. If a Non-U.S. Holder exceeds the limits described in the last sentence with respect to common stock and we are a USRPHC, the Non-U.S. Holder generally will be subject to U.S. federal income tax at the regular graduated rates applicable to U.S. persons upon its disposition at a gain. A Non-U.S. Holder generally would also be subject to such tax with respect to any distribution on such common stock to the extent such distribution would not be treated as a dividend if such Non-U.S. Holder were a U.S. person. If a Non-U.S. Holder is subject to the tax described in the preceding sentences, the Non-U.S. Holder will be required to file a U.S. federal income tax return with the IRS.

Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of investing in our common stock if we were to be treated as a USRPHC. Non-U.S. Holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. holder the amount of dividends paid to such holder and any tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding also may be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable tax treaty.

A non-U.S. holder may be subject to backup withholding for dividends paid to such holder unless such holder certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate form) that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding may apply to the proceeds of a sale of our common stock by a non-U.S. holder within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate form) that it is a non-U.S. holder (and the withholding agent does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 to 1474 of the Code and related IRS guidance (commonly referred to as the Foreign Account Tax Compliance Act (FATCA)), impose a 30% U.S. withholding tax on any dividends on our common stock and on the gross proceeds from a disposition of our common stock (if such disposition occurs after December 31, 2018), in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the United States government to withhold on certain payments, and to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any substantial United

States owners or provides the withholding agent with a certification (generally on an IRS Form W-8BEN-E) identifying the direct and indirect substantial United States owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Under certain circumstances, a holder of our common stock might be eligible for refunds or credits of such taxes. Intergovernmental agreements governing FATCA between the United States and certain other countries may modify the foregoing requirements for certain holders of our common stock. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of shares of our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

In this offering, under the terms and subject to the conditions set forth in an underwriting agreement dated the date of this prospectus supplement among us, the forward sellers, the forward purchasers and the underwriters, the forward sellers have agreed, at our request, to borrow from third parties and sell to the underwriters an aggregate of 20,000,000 shares of our common stock (23,000,000 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full) in connection with the execution of separate forward sale agreements between us and the forward purchasers. Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC are acting as the representatives of the underwriters (the representatives) and the joint book-running managers of this offering. Under the terms and subject to the conditions of the underwriting agreement, each of the underwriters has agreed, severally and not jointly, to purchase, and the forward sellers have agreed, severally and not jointly, to sell to each underwriter, at the price set forth on the cover page of this prospectus supplement, the number of shares of our common stock shown opposite its name below:

Name	Number of Shares
Credit Suisse Securities (USA) LLC	5,000,000
Goldman Sachs & Co. LLC	5,000,000
Barclays Capital Inc.	3,333,334
Citigroup Global Markets Inc.	3,333,334
J.P. Morgan Securities LLC	3,333,332

Total	20,000,000

The underwriters are offering the shares of our common stock subject to their acceptance of the shares from the forward sellers and subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters must purchase all of the shares of our common stock offered by this prospectus supplement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. Sales of shares of our common stock made outside of the United States may be made by affiliates of the underwriters.

We have agreed to indemnify the several underwriters, the forward sellers, and the forward purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the Securities Act), or to contribute to payments the underwriters, the forward sellers, or the forward purchasers may be required to make in respect of any of these liabilities.

The underwriters propose to offer shares of our common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriters and subject to their right to reject any order in whole or in part. In connection with the sale of shares of our common stock, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of our common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of our common stock for whom they may act as an agent or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares of our common stock and the price at which the underwriters resell such shares may be deemed underwriting compensation.

The expenses of this offering payable by us are estimated to be approximately $450,000.

Forward Sale Agreements

We expect to enter into separate forward sale agreements on the date of this prospectus supplement with each of Goldman Sachs & Co. LLC and Credit Suisse Capital LLC, or their respective affiliates, as the forward purchasers. In connection with the execution of such forward sale agreements, the forward purchasers or their affiliates, whom we refer to in such capacity as the forward sellers, at our request, have agreed to borrow from third parties and sell to the underwriters in this offering an aggregate of 20,000,000 shares of our common stock. If a forward purchaser determines, in its commercially reasonable judgment, that it or its affiliated forward seller is unable to borrow, or that such forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date such amount of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

If a forward seller does not borrow and deliver all of the shares of our common stock to be sold by it pursuant to the terms of the underwriting agreement and we issue and sell directly to the underwriters the number of shares of our common stock not borrowed and delivered by such forward seller, the number of shares of our common stock underlying the relevant forward sale agreement will be decreased in respect of the number of shares of our common stock we issue and sell. Under any such circumstance, the commitment of the underwriters to purchase shares of our common stock from such forward seller, as described above, will be replaced with the commitment to purchase from us, at the price set forth on the cover page of this prospectus supplement at which the underwriters have agreed to purchase the shares of our common stock from such forward seller, the relevant number of shares of common stock not borrowed and delivered by such forward seller. In such event, we or the underwriters may postpone the closing date by up to two business days to effect any necessary changes to the documents or arrangements.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, at the forward sale price (as described below), from the forward purchasers upon full physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to fully physically settle the forward sale agreements.

We expect each forward sale agreement to settle on or prior to December 31, 2018. We may, subject to certain conditions, elect to accelerate the settlement of all or a portion of the number of shares of common stock underlying each forward sale agreement and the relevant forward purchaser may accelerate its forward purchase agreement upon the occurrence of certain events. On a settlement date, if we decide to physically settle a forward sale agreement, we will issue and deliver our shares of common stock to the relevant forward purchaser under its forward sale agreement at the then-applicable forward sale price. The forward sale price initially will be equal to the per share proceeds, before expenses, to us, as set forth on the cover page of this prospectus supplement. Each forward sale agreement provides that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate, less a spread, and will be decreased on certain dates by amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the federal funds rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day.

Before the issuance of shares of our common stock, if any, upon settlement of a forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of the relevant forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds due upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, before physical or net share settlement of a forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our shares of common stock is above the applicable forward sale price. However, if we decide to physically or net share settle a forward sale agreement, any delivery of shares of our common stock by us upon physical or net share settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.

Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock to the forward purchasers in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under each forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement.

If we elect to physically settle a forward sale agreement by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement. In the event we elect to cash settle or net share settle, the settlement amount will be generally related to (1) (a) the weighted average price per share at which each forward purchaser or its affiliate purchase shares of our common stock on each exchange business day during the unwind period for such settlement under the applicable forward sale agreement minus (b) the forward sale price; multiplied by (2) the number of shares of our common stock underlying such forward sale agreement subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to such forward purchaser a number of shares of our common stock having a value equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect each forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate’s, hedge position in respect of the relevant forward sale agreement. The purchase of shares of our common stock in connection with each forward purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of shares of our common stock over such time, thereby increasing the amount of cash we owe to such forward purchaser (or decreasing the amount of cash that such forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock that we would be obligated to deliver to such forward purchaser (or decreasing the number of shares of our common stock that such forward purchaser would be obligated to deliver to us) upon a net share settlement of such forward sale agreement. See “Risk Factors.”

Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such forward purchaser determines is affected by such event) and require us to settle on a date specified by such forward purchaser if: (1) such forward purchaser is unable, after using commercially reasonable efforts, to borrow (or maintain a borrowing of) sufficient shares of our common stock to hedge its position under its forward sale agreement at a rate equal to or less than an agreed maximum stock loan rate; (2) certain ownership thresholds applicable to such forward purchaser are exceeded; (3) we declare a dividend or distribution on shares of our common stock that constitutes an extraordinary dividend (as defined in such forward sale agreement); (4) there occurs a public announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law (in each case, as determined pursuant to the terms of such forward sale agreement); or (5) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into such forward sale agreement, certain bankruptcy events (excluding certain insolvency filings by us or an appropriate authority or consented to by us) or a market disruption event during a specified period that lasts for more than eight scheduled trading days (in each case, as determined pursuant to the terms of such forward sale agreement). Each forward purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of such forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain insolvency filings relating to us, each forward sale agreement will automatically terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to such forward sale agreement. See “Risk Factors.”

The additional forward sale agreements that we expect to enter into in the event the underwriters exercise their option to purchase additional shares will contain substantially the same terms as the initial forward sale agreements described above, except that they will cover only the number of shares of our common stock that are subject to such option exercise and that the initial forward sale price under the additional forward sale agreements will be the forward sale price then in effect under the initial forward sale agreements.

Option to Purchase Additional Shares

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 3,000,000 shares of our common stock at $67.3258 per share. If such option is exercised, we will enter into additional forward sale agreements with each of the forward purchasers in respect of the number of shares that are subject to the exercise of such option. In the event that we enter into additional forward sale agreements, if a forward purchaser determines, in its commercially reasonable judgment, that it or its affiliated forward seller is unable to borrow, or that such forward seller is unable to borrow at a stock loan rate not greater than a specified amount and deliver for sale on the anticipated closing date for the exercise of such option, such amount of shares of our common stock with respect to which such option has been exercised, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

Lock-Up Agreements

We and our executive officers and directors have each agreed that, subject to certain exceptions, without the prior written consent of Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, on behalf of the underwriters, we and our executive officers will not, directly or indirectly, during the 60-day period after the date of this prospectus supplement:

•	offer, issue, pledge, sell or contract to sell any shares of our common stock,

•	sell any option or contract to purchase any shares of our common stock,

•	purchase any option or contract to sell any shares of our common stock,

•	grant any option, right or warrant for the sale of any shares of our common stock,

•	lend or otherwise dispose of or transfer any shares of our common stock,

•	file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement from which no such securities are offered), or

•

enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any shares of our common stock, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to shares of our common stock and to securities convertible into or exchangeable or exercisable for or repayable with shares of our common stock. It also applies to shares of our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. This agreement does not apply to (A) any shares of our common stock issued by us upon exercise of an option, warrant, or the conversion of a security outstanding on the date of this prospectus supplement; (B) up to an aggregate of 400,000 shares by our executive officers and directors in transactions occurring no earlier than 10 days after the date of the underwriting agreement; (C) any shares of our common stock issued, or options to purchase such shares granted (or the filing of any registration statement relating to such shares or options) in connection with any of our employee benefit plans, employee stock purchase plans, non-employee director stock plans, dividend reinvestment plans, employee retirement plans and the Dominion Energy Direct Investment plan or the sale of shares of our common stock, including through the exercise of stock options, by any executive officer or director under a Rule 10b5-1 plan that was in effect prior to the date of this prospectus supplement; (D) the entry by any executive officer or director into a new Rule 10b5-1 plan, provided that no sales or other distributions pursuant to a new 10b5-1 plan may occur until the expiration of the 60-day period; (E) the sale or surrender to us by any of our executive officers of any options or common stock underlying options or any restricted stock in order to pay the exercise price or taxes associated with the exercise of options or vesting of restricted stock; (F) any issuance by us of common stock in connection with acquisitions that close more than 60 days after the date of this prospectus supplement or any acquisition in which the party or parties receiving the common stock agree to be bound by these restrictions; (G) any issuance and sale by us of common stock in connection with any early settlement (upon the occurrence of a fundamental change or otherwise) of any purchase contract underlying a 2016 Series A Corporate Unit or 2016 Series A Treasury Unit, as applicable, by the holder thereof; (H) transfers by any person, other than us, by gift, will or intestacy, or to affiliates or immediate family members, provided that the transferee agrees to be bound by these restrictions, and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement, shall be required or shall be made voluntarily in connection with such transfer or distribution; (I) in connection with any action by directors and officers in their capacities as such that is necessary or appropriate in order to effectuate any transaction by Dominion Energy that is permitted under the underwriting agreement; and (J) any shares of our common stock issued and sold by us in this offering or issued and delivered pursuant to the forward sale agreements. Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, on behalf of the underwriters, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Electronic Prospectus

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

NYSE Listing

Our common stock is listed and trades on the NYSE under the symbol “D.”

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, some of the underwriters and/or their affiliates have in the past and may in the future provide us and our affiliates with financial advisory and other services for which they have and in the future will receive customary fees.

Certain of the underwriters or their affiliates have a lending relationship with us. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds paid to us with respect to any common stock that we may issue and sell to the underwriters in lieu of the forward sellers selling our common stock to the underwriters) will be paid to the forward purchasers. Because each of Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC (or affiliates thereof) will receive more than 5% of the net proceeds of this offering, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC are deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In accordance with FINRA Rule 5121, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC will not confirm any sales to any account over which they exercise discretionary authority without the specific written approval of the transaction from the account holder. See “Use of Proceeds” for additional information.

Selling Restrictions

European Economic Area

Prohibition of Sales to EEA Retail Investors

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares of common stock which are the subject of the offering contemplated by this prospectus supplement to the public may be made in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant joint book-running managers nominated by Dominion Energy for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of common stock shall require Dominion Energy or any joint book-running manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for our shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the common stock in, from or otherwise involving the United Kingdom.

Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

T+3 Settlement

We expect that delivery of the shares of common stock will be made against payment for the shares of common stock on the settlement date identified on the cover of this prospectus supplement, which will be the third business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of common stock prior to the second business day prior to settlement will be required, by virtue of the fact that the shares of common stock initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisers.

LEGAL MATTERS

Certain legal matters in connection with this common stock offering will be passed upon for us by McGuireWoods LLP, and for the underwriters by Troutman Sanders LLP which also performs certain legal services for us and our other affiliates on other matters. Davis Polk & Wardwell LLP has advised the forward sellers and the forward purchasers with respect to certain legal matters relating to the forward sale agreements.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from Dominion Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of the Dominion Energy, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

DOMINION ENERGY, INC.

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

Senior Debt Securities

Junior Subordinated Debentures

Junior Subordinated Notes

Common Stock

Preferred Stock

Stock Purchase Contracts

Stock Purchase Units

From time to time, we may offer and sell our securities. The securities we may offer may be convertible into or exercisable or exchangeable for other securities of the Company.

We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. You should read this prospectus and any supplement or other offering materials carefully before you invest.

Investing in our securities involves risks. For a description of these risks, see “Risk Factors” on page 4 of this prospectus and the Risk Factors section of our most recent Annual Report on Form 10-K and in our other reports we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 30, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell either separately or in units any combination of the securities described in this prospectus in one or more offerings up to an unspecified dollar amount.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. Material federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement or other offering materials as necessary. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement or other offering materials together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION. When we use the terms “we”, “our”, “us”, “Dominion Energy” or the “Company” in this prospectus, we are referring to Dominion Energy, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 001-08489. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We make some of our filings with the SEC on a combined basis with two of our subsidiaries, Virginia Electric and Power Company (Virginia Power) and Dominion Energy Gas Holdings, LLC (Dominion Energy Gas). Our combined filings with the SEC present separate filings by each of Virginia Power, Dominion Energy Gas and the Company. We incorporate by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, except those portions of filings that relate to Virginia Power or Dominion Energy Gas as a separate registrant, until we sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2016;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

•	Current Reports on Form 8-K, filed January 12, 2017, January 24, 2017, January 27, 2017, March 27, 2017, May 10, 2017 and May 18, 2017; and

•	the description of our common stock contained in Amendment No. 2 to our Current Report on Form 8-K, filed August 8, 2016.

You may request a copy of any of the documents incorporated by reference at no cost, by writing or telephoning us at: Corporate Secretary, Dominion Energy, Inc., 120 Tredegar Street, Richmond, Virginia 23219, (804) 819-2000.

You should rely only on the information incorporated by reference or provided in this prospectus or to which this prospectus refers you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. The information which appears in this prospectus and which is incorporated by reference in this prospectus may only be accurate as of the date of this prospectus or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since that date.

SAFE HARBOR AND CAUTIONARY STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference forward-looking statements. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves; generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

DOMINION ENERGY

Dominion Energy, headquartered in Richmond, Virginia and incorporated in Virginia in 1983, is one of the nation’s largest producers and transporters of energy. Our strategy is to be a leading provider of electricity, natural gas and related services to customers primarily in the eastern and Rocky Mountain regions of the U.S. Our portfolio of assets includes approximately 26,200 megawatts of generating capacity, 6,600 miles of electric transmission lines, 57,600 miles of electric distribution lines, 15,000 miles of natural gas transmission, gathering and storage pipeline and 51,300 miles of gas distribution pipeline, exclusive of service lines. We operate one of the nation’s largest natural gas storage systems with approximately one trillion cubic feet of storage capacity and serve more than six million utility and retail energy customers.

We are focused on expanding our investment in regulated and long-term contracted electric generation, transmission and distribution and regulated natural gas transmission and distribution infrastructure. Our nonregulated operations include merchant generation, energy marketing and price risk management activities and natural gas retail energy marketing operations. Our operations are conducted through various subsidiaries, including (i) Virginia Power, a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and northeastern North Carolina, (ii) Dominion Energy Gas, a holding company for the majority of our regulated natural gas businesses, which conducts business activities through a regulated interstate natural gas transmission pipeline and underground storage system, a local, regulated natural gas transportation and distribution network and natural gas gathering and processing facilities, and (iii) Dominion Energy Questar Corporation, a holding company for our primarily regulated natural gas businesses, including retail natural gas distribution in Utah, Wyoming and Idaho and related natural gas development and production. We also own the general partner, 50.9% of the common and subordinated units and 37.5% of the convertible preferred interests in Dominion Energy Midstream Partners, LP, which was formed by us to own and grow a portfolio of natural gas terminaling, processing, storage, transportation and related assets.

Our address and telephone number are 120 Tredegar Street, Richmond, Virginia, 23219, telephone (804) 819-2000.

For additional information about us, see WHERE YOU CAN FIND MORE INFORMATION on page 2.

RISK FACTORS

Investing in our securities involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated by reference in this prospectus, as well as in other information included or incorporated by reference in this prospectus and any prospectus supplement. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in our securities is suitable for you. See WHERE YOU CAN FIND MORE INFORMATION on page 2.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of the securities offered by this prospectus to finance capital expenditures and future acquisitions and to retire or redeem debt securities issued by us and for other general corporate purposes which may include the repayment of commercial paper and debt under any of our credit facilities.

DESCRIPTION OF DEBT SECURITIES

The term Debt Securities includes the Senior Debt Securities, Junior Subordinated Debentures and Junior Subordinated Notes. We will issue the Senior Debt Securities in one or more series under our Senior Indenture dated as of June 1, 2015 between us and Deutsche Bank Trust Company Americas, as Trustee, as amended and as supplemented from time to time. We will issue the Junior Subordinated Debentures in one or more series under our Junior Subordinated Indenture dated as of December 1, 1997 between us and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee, as amended and as supplemented from time to time. We will issue Junior Subordinated Notes in one or more series under our Junior Subordinated Notes Indenture dated as of June 1, 2006 between us and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A., as Trustee, as amended and as supplemented from time to time. The indenture related to the Junior Subordinated Debentures is called the Subordinated Indenture in this prospectus and the indenture related to the Junior Subordinated Notes is called the Subordinated Indenture II; and together the Senior Indenture, the Subordinated Indenture and the Subordinated Indenture II are called the “Indentures”. We have summarized selected provisions of the Indentures below. The Senior Indenture, the Subordinated Indenture and the Subordinated Indenture II have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indentures so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt, except to the extent provided in the applicable prospectus supplement or other offering materials. The Junior Subordinated Debentures will be our unsecured obligations and are junior in right of payment to our Senior Indebtedness, as described under the caption ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES—Subordination. The Junior Subordinated Notes will be our unsecured obligations and are junior in right of payment to our Priority Indebtedness, as described under the caption ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED NOTES—Subordination.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Debt Securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of March 31, 2017, our subsidiaries had approximately $33.5 billion in aggregate principal amount of outstanding long-term debt (including securities due within one year).

There is no limit on the amount of Debt Securities or other indebtedness we may issue. We may issue Debt Securities from time to time under the Indentures in one or more series by entering into supplemental indentures and by our Board of Directors or duly authorized officers authorizing the issuance.

The Indentures do not protect the holders of Debt Securities if we incur additional indebtedness or engage in a highly leveraged transaction.

Provisions of a Particular Series

The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. The prospectus supplement or other offering materials for a particular series of Debt Securities will describe the terms of that series, including, if applicable, some or all of the following:

•	the title and type of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	any payments due if the maturity of the Debt Securities is accelerated;

•	any optional redemption terms, or any terms regarding repayment at the option of the holder;

•	if the Debt Securities are convertible into or exchangeable for other securities, and if so, the conversion terms and conditions;

•	any provisions that would obligate us to repurchase, repay or otherwise redeem the Debt Securities, or any sinking fund provisions;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	any index or formula used for determining principal, interest or premium, if any;

•	the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

•

whether the Debt Securities will be issued in fully registered certificated form or book-entry form, represented by certificates deposited with the applicable trustee and registered in the name of a securities depositary or its nominee (Book-Entry Debt Securities);

•	denominations, if other than $1,000 each or multiples of $1,000;

•	any rights that would allow us to defer or extend an interest payment date in connection with any series of Debt Securities;

•

any provisions requiring payment of principal or interest in our capital stock or with proceeds from the sale of our capital stock or from any other specific source of funds in connection with any series of Debt Securities;

•	the identity of the series trustee, if other than the trustee;

•	any changes to events of defaults or covenants;

•	if any series of Debt Securities will not be subject to defeasance or covenant defeasance; and

•	any other terms of the Debt Securities. (Sections 201 & 301 of the Senior Indenture; Sections 2.1 & 2.3 of the Subordinated Indenture & the Subordinated Indenture II.)

The prospectus supplement will also indicate any special tax implications of the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Conversion or Redemption

No Debt Security will be subject to conversion, amortization or redemption, unless otherwise provided in the applicable prospectus supplement or other offering materials. Any provisions relating to the conversion, amortization or redemption of Debt Securities will be set forth in the applicable prospectus supplement or other offering materials, including whether conversion, amortization or redemption is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Debt Security, we may not redeem the Debt Security prior to its stated maturity. Debt Securities subject to redemption by us will be subject to the following terms:

•	redeemable on and after the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

•

redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 20 days prior to the date of redemption. (Section 1104 of the Senior Indenture; Section 3.2 of the Subordinated Indenture & the Subordinated Indenture II.)

We will not be required to:

•	issue, register the transfer of, or exchange any Debt Securities of a series during the period beginning 15 days before the date the Debt Securities of that series are selected for redemption; or

•

register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the Senior Indenture; Section 2.5 of the Subordinated Indenture & the Subordinated Indenture II.)

Option to Extend Interest Payment Period

If elected in the applicable supplemental indenture, we may defer interest payments on the Debt Securities by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement or other offering materials (each, an Extension Period). Other details regarding the Extension Period, including any limit on our ability to pay dividends during the Extension Period, will also be specified in the applicable prospectus supplement or other offering materials. No Extension Period may extend beyond the maturity of the applicable series of Debt Securities. At the end of the Extension Period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the interest rate for the applicable series of Debt Securities, to the extent permitted by applicable law. (Section 301(26) of the Senior Indenture; Section 2.10 of the Subordinated Indenture & the Subordinated Indenture II.)

Payment and Transfer; Paying Agent

The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement or other offering materials, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

•

by wire transfer to an account at a banking institution in the United States that is designated in writing to the applicable trustee prior to the deadline set forth in the applicable prospectus supplement or other offering materials by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

•

by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the Senior Indenture; Section 4.1 of the Subordinated Indenture & the Subordinated Indenture II.)

Neither we nor the applicable trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

Unless we state otherwise in the applicable prospectus supplement or other offering materials, the applicable trustee will act as paying agent for the Debt Securities, and the principal corporate trust office of the applicable trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the Senior Indenture; Section 4.2 of the Subordinated Indenture & the Subordinated Indenture II.)

Any money that we have paid to a paying agent for principal or interest on any Debt Securities which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to the Company, holders should look only to us for those payments. (Section 1003 of the Senior Indenture; Section 12.4 of the Subordinated Indenture & the Subordinated Indenture II.)

Fully registered securities may be transferred or exchanged at the corporate trust office of the applicable trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Section 1002 of the Senior Indenture; Section 2.5 of the Subordinated Indenture & the Subordinated Indenture II.)

Global Securities

We may issue some or all of the Debt Securities as Book-Entry Debt Securities. Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Book-Entry Debt Securities of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be registered in the name of the securities depositary or its nominee and deposited with the applicable trustee, as agent for the securities depositary. Unless otherwise stated in any prospectus supplement or other offering materials, The Depository Trust Company will act as the securities depositary. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the securities depositary. (Section 305 of the Senior Indenture; Section 2.5 of the Subordinated Indenture & the Subordinated Indenture II.)

Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement or other offering materials.

Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book- Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Book-Entry Debt Securities in exchange for the global certificate; and

•

will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Indentures. (Section 308 of the Senior Indenture; Section 8.3 of the Subordinated Indenture & the Subordinated Indenture II.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing Book-Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	Dominion Energy;

•	the applicable trustee; or

•	any agent of any of the above.

Covenants

Under the Indentures we will:

•	pay the principal, interest and premium, if any, on the Debt Securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the applicable trustee at the end of each fiscal year confirming our compliance with our obligations under each of the Indentures;

•	in the case of the Senior Indenture, preserve and keep in full force and effect our corporate existence except as otherwise provided in the Senior Indenture; and

•

deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 1001, 1002, 1003, 1005 & 1006 of the Senior Indenture; Sections 4.1, 4.2, 4.4 & 4.6 of the Subordinated Indenture & the Subordinated Indenture II.)

Consolidation, Merger or Sale

The Indentures provide that we may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person or acquire all or substantially all of the assets of another person unless (i) either we are the continuing corporation, or the successor corporation (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes the due and punctual payment of the principal of and interest and other amounts due on the Debt Securities, and the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed by us by supplemental indenture in form satisfactory to the applicable trustee, executed and delivered to the applicable trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

In case of any such consolidation, merger or conveyance, such successor corporation will succeed to and be substituted for us, with the same effect as if it had been named as us in the applicable Indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the applicable Indenture and the Debt Securities. (Sections 801 & 802 of the Senior Indenture; Sections 11.1, 11.2 & 11.3 of the Subordinated Indenture & the Subordinated Indenture II.)

Events of Default

Event of Default when used in each of the Indentures, will mean any of the following with respect to Debt Securities of any series:

•	failure to pay the principal or any premium on any Debt Security when due;

•	with respect to the Senior Debt Securities, failure to deposit any sinking fund payment for that series when due that continues for 60 days;

•

failure to pay any interest on any Debt Securities of that series, when due, that continues for 60 days (or for 30 days in the case of any Junior Subordinated Debentures or Junior Subordinated Notes, as applicable); provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the applicable series of Debt Securities that permit such deferrals;

•

failure to perform any other covenant in the Indentures (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the applicable trustee or the holders of at least 33% of the outstanding Debt Securities (25% in the case of the Junior Subordinated Debentures or Junior Subordinated Notes, as applicable) of that series give written notice of the default;

•	certain events in bankruptcy, insolvency or reorganization of Dominion Energy; or

•	any other Event of Default included in the Indentures or any supplemental indenture. (Section 501 of the Senior Indenture; Section 6.1 of the Subordinated Indenture & the Subordinated Indenture II.)

In the case of a general covenant default described above, the applicable trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the applicable trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indentures. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement or other offering materials.

If an Event of Default for any series of Debt Securities occurs and continues, the applicable trustee or the holders of at least 33% (25%, in the case of the Junior Subordinated Debentures or Junior Subordinated Notes, as applicable) in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (Section 502 of the Senior Indenture; Section 6.1 of the Subordinated Indenture & the Subordinated Indenture II.)

The applicable trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indentures at the request, order or direction of any holders, unless the holders offer the applicable trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the applicable trustee, or exercising any power conferred upon the applicable trustee, for any series of Debt Securities. However, the applicable trustee must give the holders of Debt Securities notice of any default to the extent provided by the Trust Indenture Act. (Sections 512, 601, 602 & 603 of the Senior Indenture; Sections 6.6, 6.7, 7.1 & 7.2 of the Subordinated Indenture & the Subordinated Indenture II.)

The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the Senior Indenture; Section 14.2 of the Subordinated Indenture & the Subordinated Indenture II.)

Satisfaction; Discharge

We may discharge all our obligations (except those described below) to holders of the Debt Securities issued under the Indentures, which Debt Securities have not already been delivered to the applicable trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the applicable trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding Debt Securities. However, certain of our obligations under the Indentures will survive, including with respect to the following:

•	remaining rights to register the transfer, conversion, substitution or exchange of Debt Securities of the applicable series;

•

rights of holders to receive payments of principal of, and any interest on, the Debt Securities of the applicable series, and other rights, duties and obligations of the holders of Debt Securities with respect to any amounts deposited with the applicable trustee; and

•

the rights, obligations and immunities of the applicable trustee under the Indentures. (Section 401 of the Senior Indenture; Section 12.1 of the Subordinated Indenture & the Subordinated Indenture II.)

Under federal income tax law as of the date of this prospectus, a discharge under these circumstances may be treated as an exchange of the related Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Debt Securities and the value of the holder’s interest in the amounts deposited with the applicable trustee. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisors as to the consequences of a discharge, including the applicability and effect of tax laws other than federal income tax law.

Defeasance

Unless we elect differently in the applicable supplemental indenture, we will be discharged from our obligations on the Senior Debt Securities or Junior Subordinated Notes of

any series, as applicable, at any time if we deposit with the applicable trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Debt Securities and Junior Subordinated Notes of the series. If this happens, the holders of the Senior Debt Securities or Junior Subordinated Notes of the series, as applicable, will not be entitled to the benefits of either the Senior Indenture or the Subordinated Indenture II, as applicable, except for registration of transfer and exchange of Senior Debt Securities or Junior Subordinated Notes, as applicable, and replacement of lost, stolen or mutilated Senior Debt Securities or Junior Subordinated Notes, as applicable. (Section 402 of the Senior Indenture; Section 12.5 of the Subordinated Indenture II.)

Under federal income tax law as of the date of this prospectus, a discharge under these circumstances may be treated as an exchange of the related Senior Debt Securities or Junior Subordinated Notes, as applicable. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Senior Debt Securities or Junior Subordinated Notes, as applicable, and the value of the holder’s interest in the defeasance trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisors as to the consequences of such a discharge, including the applicability and effect of tax laws other than federal income tax law.

Modification of Indentures; Waiver

Under the Indentures our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the Senior Indenture; Section 10.2 of the Subordinated Indenture & the Subordinated Indenture II.) In addition, we may supplement the Indentures to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the Senior Indenture; Section 10.1 of the Subordinated Indenture & the Subordinated Indenture II.)

The holders of a majority of the outstanding Debt Securities of all series under the applicable Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the Senior Indenture; Section 6.6 of the Subordinated Indenture & the Subordinated Indenture II.)

In addition, under certain circumstances, the holders of a majority of the outstanding Junior Subordinated Debentures or Junior Subordinated Notes of any series, as applicable, may waive in advance, for that series, our compliance with certain restrictive provisions of the

Subordinated Indenture or the Subordinated Indenture II under which those Junior Subordinated Debentures or Junior Subordinated Notes, as applicable, were issued. (Section 4.7 of the Subordinated Indenture & the Subordinated Indenture II.)

Concerning the Trustees

Deutsche Bank Trust Company Americas is the Trustee under the Senior Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas also serves as trustee under other indentures pursuant to which securities of certain of our affiliates are outstanding. Affiliates of Deutsche Bank Trust Company Americas have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

As Trustee under the Senior Indenture, Deutsche Bank Trust Company Americas will perform only those duties that are specifically described in the Senior Indenture unless an event of default under the Senior Indenture occurs and is continuing. It is under no obligation to exercise any of its powers under the Senior Indenture at the request of any holder of Senior Debt Securities unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Senior Indenture.)

The Senior Indenture permits us to name a different trustee for individual series of Senior Debt Securities. If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the Senior Indenture with respect to that series; the series trustee will have no greater liabilities or obligations and will be entitled to all the rights and exculpations with respect to such series that would otherwise be available to the Trustee under the Senior Indenture. If a series trustee is named, information about any series trustee will be disclosed in the prospectus supplement and the Trustee under the Senior Indenture will have no responsibility with respect to that series.

Deutsche Bank Trust Company Americas administers its corporate trust business at 60 Wall Street, 16th Floor, New York, NY 10005 or such other address as it may notify to the Company from time to time.

The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A., is the Trustee under the Subordinated Indenture and the Subordinated Indenture II. We and certain of our affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon. The Bank of New York Mellon also serves as trustee under other indentures pursuant to which securities of ours and of certain of our affiliates are outstanding. Affiliates of The Bank of New York Mellon have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

As Trustee under the Subordinated Indenture and the Subordinated Indenture II, The Bank of New York Mellon will perform only those duties that are specifically described in the Subordinated Indenture and the Subordinated Indenture II unless an event of default under either indenture occurs and is continuing. It is under no obligation to exercise any of its powers under the Indentures at the request of any holder of Junior Subordinated Debenture or

Junior Subordinated Notes unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 7.1 of the Subordinated Indenture & the Subordinated Indenture II.)

The Subordinated Indenture II permits us to name a different trustee for individual series of Junior Subordinated Notes. If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the Subordinated Indenture II with respect to that series; the series trustee will have no greater liabilities or obligations and will be entitled to all the rights and exculpations with respect to such series that would otherwise be available to the Trustee under the Subordinated Indenture II. If a series trustee is named, information about any series trustee will be disclosed in the prospectus supplement and the Trustee under the Subordinated Indenture II will have no responsibility with respect to that series.

The Bank of New York Mellon administers its corporate trust business at 101 Barclay Street, 7W ATTN: Corporate Trust Administration, New York, New York 10286 or such other address as it may notify to the Company from time to time.

ADDITIONAL TERMS OF THE SENIOR DEBT SECURITIES

Repayment at the Option of the Holder

We must repay the Senior Debt Securities at the option of the holders prior to the Stated Maturity Date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided in the prospectus supplement or other offering materials, the Senior Debt Securities subject to repayment at the option of the holder will be subject to repayment:

•	on the specified Repayment Dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date. (Section 1302 of the Senior Indenture.)

For any Senior Debt Security to be repaid, the Trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, New York City not more than 180 nor less than 60 calendar days prior to the date of repayment:

•	in the case of a certificated Senior Debt Security, the certificated Senior Debt Security and the form in the Senior Debt Security entitled Option of Holder to Elect Purchase duly completed; or

•

in the case of a book-entry Senior Debt Security, instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the holder will be irrevocable. (Section 1303 of the Senior Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Senior Debt Securities. Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Senior Debt Securities or the global certificate representing the related book-entry Senior Debt Securities, on the securities depositary’s records, to the Trustee. See DESCRIPTION OF DEBT SECURITIES—Global Securities.

Limitation on Liens

While any of the Senior Debt Securities are outstanding (other than those to which the limitation on liens covenant is expressly inapplicable), we are not permitted to create liens upon any Principal Property (as defined below) or upon any shares of stock of any Material Subsidiary (as defined below), which we now own or will own in the future, to secure any of our debt, unless at the same time we provide that the Senior Debt Securities will also be secured by that lien on an equal and ratable basis. However, we are generally permitted to create the following types of liens:

(1)	purchase money liens on future property acquired by us; liens of any kind existing on property or shares of stock or other securities at the time they are acquired by us; conditional sales agreements and other title retention agreements on future property acquired by us (as long as none of those liens cover any of our other properties);

(2)	liens on our property or any shares of stock or other securities of any Material Subsidiary that existed as of the date the Senior Debt Securities were first issued; liens on the shares of stock or other securities of any legal entity, which liens existed at the time that entity became a Material Subsidiary; certain liens typically incurred in the ordinary course of business;

(3)	liens in favor of the United States (or any State), any foreign country or any department, agency or instrumentality or political subdivision of those jurisdictions, to secure payments pursuant to any contract or statute or to secure any debt incurred for the purpose of financing the purchase price or the cost of constructing or improving the property subject to those liens, including, for example liens to secure debt of the pollution control or industrial revenue bond type;

(4)	debt that we may issue in connection with a consolidation or merger of Dominion Energy or any Material Subsidiary with or into any other company (including any of our affiliates or Material Subsidiaries) in exchange for secured debt of that company (Third Party Debt) as long as that debt (i) is secured by a mortgage on all or a portion of the property of that company, (ii) prohibits secured debt from being incurred by that company, unless the Third Party Debt is secured on an equal and ratable basis, or (iii) prohibits secured debt from being incurred by that company;

(5)	debt of another company that we must assume in connection with a consolidation or merger of that company, with respect to which any of our property is subjected to a lien;

(6)	liens on any property that we acquire, construct, develop or improve after the date the Senior Debt Securities are first issued that are created before or within 18 months after the acquisition, construction, development or improvement of the property and secure the payment of the purchase price or related costs;

(7)	liens in favor of us, our Material Subsidiaries or our wholly-owned subsidiaries;

(8)	the replacement, extension or renewal of any lien referred to above in clauses (1) through (7) as long as the amount secured by the liens or the property subject to the liens is not increased; and

(9)	any other lien not covered by clauses (1) through (8) above as long as immediately after the creation of the lien the aggregate principal amount of debt secured by all liens created or assumed under this clause (9) does not exceed 10% of the common shareholders’ equity, as shown on the company’s consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such lien.

When we use the term “lien” in this section, we mean any mortgage, lien, pledge, security interest or other encumbrance of any kind; “Material Subsidiary” means each of our subsidiaries whose total assets (as determined in accordance with GAAP in the United States) represent at least 20% of our total assets on a consolidated basis; and “Principal Property” means any of our plants or facilities located in the United States that in the opinion of our Board or management is of material importance to the business conducted by us and our consolidated subsidiaries taken as whole. (Section 1008 of the Senior Indenture.)

ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

Subordination

Each series of Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness;

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Debentures have the right to receive any payments of principal or interest on their Junior Subordinated Debentures. (Sections 14.1 & 14.9 of the Subordinated Indenture.)

Senior Indebtedness means, with respect to any series of Junior Subordinated Debentures, the principal, premium, interest and any other payment in respect of any of the following, unless otherwise specified in the prospectus supplement or offering materials:

•	all of our current and future indebtedness for borrowed or purchase money or other similar instruments whether or not evidenced by notes, debentures, bonds or other written instruments;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Indebtedness will not include our obligations to trade creditors or indebtedness to our subsidiaries. (Section 1.1 of the Subordinated Indenture.)

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Debentures without the consent of each holder of Senior Indebtedness that the amendment would adversely affect. (Sections 10.2 & 14.7 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue.

ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED NOTES

Subordination

Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture II, to all Priority Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Priority Indebtedness; or

•	the maturity of any Priority Indebtedness has been accelerated because of a default on that Priority Indebtedness unless otherwise specified in the prospectus supplement and offering materials;

then the holders of Priority Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Priority Indebtedness, and, in the case of the second and third instances, of all amounts due on that Priority Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes. (Sections 14.1 & 14.9 of the Subordinated Indenture II.)

Priority Indebtedness means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by notes, debentures, bonds or other similar written instruments;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Priority Indebtedness will not include trade accounts payable, accrued liabilities arising in the ordinary course of business or indebtedness to our subsidiaries. (Section 1.1 of the Subordinated Indenture II.)

Priority Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture II irrespective of the amendment, modification or waiver of any term of the Priority Indebtedness. We may not amend the Subordinated Indenture II to change the subordination of any outstanding Priority Indebtedness without the consent of each holder of Priority Indebtedness that the amendment would adversely affect. (Sections 10.2 & 14.7 of the Subordinated Indenture II.)

The Subordinated Indenture II does not limit the amount of Priority Indebtedness that we may issue.

DESCRIPTION OF CAPITAL STOCK

As of March 31, 2017, our authorized capital stock was 1.02 billion shares. Those shares consisted of 20 million shares of preferred stock and one billion shares of common stock. As of March 31, 2017, approximately 629 million shares of common stock and no shares of preferred stock were issued and outstanding. No holder of shares of common stock or preferred stock has any preemptive rights.

Common Stock

Listing

Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “D”. Any additional common stock we issue will also be listed on the New York Stock Exchange.

Dividends

Common shareholders may receive dividends when declared by the Board of Directors. Dividends may be paid in cash, stock or other form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations to any preferred shareholders. Under certain circumstances, if specified in the applicable supplemental indenture, the Indentures may restrict our ability to pay cash dividends.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Fully Paid

All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

Voting Rights

Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to cumulative voting rights.

Other Rights

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions, Inc. is transfer agent and registrar for our common stock.

Preferred Stock

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we issue preferred stock, the specific designations and rights will be described in the prospectus supplement or other offering materials and a description will be filed with the SEC.

Our Board of Directors can, without approval of shareholders, issue one or more series of preferred stock. The Board of Directors can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of the Company and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement or other offering materials, the preferred stock will rank on a parity in all respects with any outstanding preferred stock we may have and will have priority over our common stock as to dividends and distributions of assets. Therefore, the rights of any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement or other offering materials. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

VIRGINIA STOCK CORPORATION ACT AND THE ARTICLES AND THE BYLAWS

General

We are a Virginia corporation subject to the Virginia Stock Corporation Act (the Virginia Act). Provisions of the Virginia Act, in addition to provisions of our Articles of Incorporation (Articles) and Bylaws, address corporate governance issues, including the rights of shareholders. Some of these provisions could hinder management changes while others could have an anti- takeover effect. This anti-takeover effect may, in some circumstances, reduce the control premium that might otherwise be reflected in the value of our common stock. If you are buying this stock as part of a short-term investment strategy, this might be especially important to you.

We have summarized the key provisions below. You should read the actual provisions of our Articles and Bylaws and the Virginia Act that relate to your individual investment strategy.

Business Combinations

Our Articles require that any merger, share exchange or sale of substantially all of the assets of the Company be approved by a majority of the votes entitled to be cast on the matter by each voting group entitled to vote on the matter. Abstentions and broker non-votes will have no effect on the outcome.

Article 14 of the Virginia Act contains several provisions relating to transactions with interested shareholders. Interested shareholders are holders of more than 10% of any class of a corporation’s outstanding voting shares. Transactions between a corporation and an interested shareholder are referred to as affiliated transactions. The Virginia Act requires that material affiliated transactions must be approved by at least two-thirds of the shareholders not including the interested shareholder. Affiliated transactions requiring this two-thirds approval include mergers, share exchanges, material dispositions of corporate assets, dissolution or any reclassification of securities or merger of the corporation with any of its subsidiaries which increases the percentage of voting shares owned by an interested shareholder by more than five percent.

For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares and majority approval of disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, an affiliated transaction must be approved by either two-thirds of disinterested voting shares or a majority of disinterested directors.

The provisions of the Virginia Act relating to affiliated transactions do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder.

The Virginia Act permits corporations to opt out of the affiliated transactions provisions. We have not opted out.

The Virginia Act also contains provisions regulating certain control share acquisitions, which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold voting percentages (20%, 33 1/3%, or 50%). Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

Our Bylaws give us the right to redeem the shares purchased by an acquiring person in a control share acquisition. We can do this if the acquiring person fails to deliver a statement to us listing information required by the Virginia Act or if our shareholders vote not to grant voting rights to the acquiring person.

The Virginia Act permits corporations to opt out of the control share acquisition provisions. We have not opted out.

Directors’ Duties

The standards of conduct for directors of Virginia corporations are listed in Section 13.1-690 of the Virginia Act. Directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Directors’ actions are not subject to a reasonableness or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations in other states.

Board of Directors

Members of our Board of Directors serve one-year terms and are elected annually. Except when the number of nominees exceeds the number of directors to be elected (a contested election), directors are elected by majority vote. In the case of a contested election, directors are elected by a plurality vote. Directors may be removed from office for cause if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group by which the director was elected.

Shareholder Proposals and Director Nominations

Our shareholders can submit shareholder proposals and nominate candidates for the Board of Directors if the shareholders follow advance notice procedures described in our Bylaws.

To nominate directors, shareholders must submit a written notice to our corporate secretary at least 60 days before a scheduled meeting. The notice must include the name and address of the shareholder and of the nominee, a description of any arrangements between the shareholder and the nominee, information about the nominee required by the SEC, the written consent of the nominee to serve as a director and other information.

Shareholder proposals must be submitted to our corporate secretary at least 90 days before the first anniversary of the date of our last annual meeting. The notice must include a description of the proposal, the reasons for presenting the proposal at the annual meeting, the text of any resolutions to be presented, the shareholder’s name and address and number of shares held and any material interest of the shareholder in the proposal.

Director nominations and shareholder proposals that are late or that do not include all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual or special meeting, including making nominations for directors.

Proxy Access

Our Bylaws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our annual meeting proxy materials director candidates to occupy up to two or 20% of our board seats (whichever is greater), provided that such shareholder or group of shareholders satisfies the requirements set forth in the Bylaws.

Meetings of Shareholders

Under our Bylaws, meetings of the shareholders may be called by the chairman of the board, the vice chairman, the president or a majority of the Board of Directors. Special meetings of shareholders will also be held whenever called by the Corporate Secretary, upon the written request of shareholders owning continuously for a period of at least one year prior to the date of such request more than one-third of all of our outstanding shares of common stock. These provisions could have the effect of delaying until the next annual shareholders’ meeting shareholder actions which are favored by the holders of less than one-third of our outstanding shares of common stock, because such holders would be able to take action as shareholders, such as electing new directors or approving a merger, only at a duly called shareholders’ meeting.

Amendment of Articles

Generally, our Articles may be amended if the votes cast favoring the amendment exceed the votes cast opposing the amendment at a meeting where a quorum is present. Some provisions of the Articles, however, may only be amended or repealed by a majority of the votes entitled to be cast on the matter by each voting group entitled to vote on the matter.

Indemnification

Under our Articles, we indemnify our officers and directors to the fullest extent permitted under Virginia law against all liabilities incurred in connection with their service to us. We have also entered into agreements relating to the advancement of expenses for certain of our directors and officers in advance of a final disposition of proceedings or the making of any determination of eligibility for indemnification pursuant to our Articles.

Limitation of Liability

Our Articles provide that our directors and officers will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors or officers, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors or officers. This provision applies only to claims against directors or officers arising out of their role as directors or officers and not in any other capacity. Directors and officers remain liable for violations of the federal securities laws and we retain the right to pursue legal remedies other than monetary damages, such as an injunction or rescission for breach of the officer’s or director’s duty of care.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of common stock or preferred stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock or preferred stock. The price per share of common stock or preferred stock and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and beneficial interests in debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities or obligations of our subsidiaries, securing the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts, which we refer to in this prospectus as stock purchase units. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement or other offering materials will describe the terms of the stock purchase contracts or stock purchase units and will contain a discussion of the material federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement or other offering materials will not necessarily be complete, and reference will be made for additional information to the purchase contract agreement or unit purchase agreement, as applicable, that we will enter into at the time of issue, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in any one or more of the following ways:

•	directly to purchasers;

•	through agents;

•	to or through underwriters; or

•	through dealers.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement or other offering materials relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the Securities Act), and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement or other offering materials relating to such offering their names and the terms of our agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4). An at-the-market offering may be through an underwriter or underwriters acting as principal or agent for us.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering materials, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering materials.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or other offering materials indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or other offering materials, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or other offering materials (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

McGuireWoods LLP, counsel to the Company, will issue an opinion about the legality of the offered securities for us. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement or other offering materials, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Dominion Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 and the effectiveness of the Dominion Energy, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.